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                                                                    EXHIBIT 99.1

                                     FOR FURTHER INFORMATION CONTACT:

                                     Timothy M. Leonard
                                     Vice President and Chief Financial Officer
                                     DBT Online, Inc.
                                     (561) 982-5000


FOR IMMEDIATE RELEASE


                     DBT'S RON FOURNET NAMED PRESIDENT & CEO


         BOCA RATON, Fla.-- August 12, 1999--DBT Online, Inc. (NYSE: DBT) announced that Ron Fournet, Chief Information & Technology Officer, has been named President and CEO, replacing Charles A. Lieppe, who resigned as an Officer and Director effective immediately due to personal reasons. "A sudden illness in my immediate family made it impossible for me to devote my full attention to DBT," said Mr. Lieppe, who joined DBT as President and CEO in 1997.

         Mr. Lieppe is known for leading the development and launch of the Company's successful www.autotrackxp.com secure anti-fraud, anti-crime information web site and guiding the Company's national expansion from its Florida roots. "I'm very confident that with Ron's leadership skills, DBT will continue to aggressively expand through internal growth and acquisition," he continued. "To help ensure that, I plan to make myself available to him between now and the end of the year to effect a smooth transition."

         Frank Borman, Chairman of DBT, said Mr. Lieppe's resignation signals no change in corporate strategy or performance. "Speaking for the Board of Directors and the entire Company, we hope for the best for Chuck and his family," Mr. Borman said. "Chuck has been instrumental to DBT's growth. Looking ahead, we think Ron is an excellent choice to continue and expand upon Chuck's work. Ron has extensive experience in the information technology business and has already demonstrated great leadership at DBT."

         In January, Mr. Lieppe created the Chief Information & Technology Officer executive management position to recruit Mr. Fournet from Equifax Inc., where Mr. Fournet was Senior Vice President and Chief Technology Officer of North American operations. At Equifax, Mr. Fournet helped expand the credit information company's value-added, online "decisioning" products into a significant line of business. These products help commercial institutions analyze massive financial databases to decide on a real-time basis whether to grant consumer or business credit.

         "We see a similar business opportunity at DBT to develop increasingly powerful, next-generation services that can help companies speed decision making, reduce risk, and create




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opportunity," Mr. Fournet explained. "These new services will be based on the more extensive array of public record and other information that is uniquely available to us through DBT's massive database. In turn, this should enable us to continue and even accelerate our record of high-profit growth."

         After spending eight years in Army Special Forces Intelligence Operations, Mr. Fournet began his corporate career with GTE Corporation, where he was responsible for advanced software development and applied research for new development technologies. Later, he served US West, where he led its Advanced Technology Information Architecture organization and new business ventures requiring advanced innovative systems development and business-driven systems management. He joined Equifax in 1996 as VP-Application Development and later assumed additional responsibilities as the Company's Senior VP/CTO for North America.

         DBT Online, Inc. (www.dbtonline.com) is a leading nationwide provider of online public record data and other publicly available information. DBT's database is one of the country's largest depositories of public records and other public information, containing more than 4 billion records, with more than 25 terabytes of data storage capacity. DBT currently has more than 14,000 customers consisting primarily of insurance companies, law firms, private investigators, law enforcement, and government agencies.

         Forward-Looking Statements: Information contained above with respect to the Company's Results of Operations, regarding expected future events and financial results, is forward-looking and subject to risks and uncertainties. Those statements are forward-looking statements within the meaning of Section 31E of the Securities Exchange Act of 1934. The following important factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements: (i) the ability to manage DBT's rapid expansion, (ii) protecting DBT's proprietary technology, (iii) impact of future government regulation on the availability of public records, and (iv) the extent, timing and success of competition from other database providers.

CONTACT: DBT Online, Inc. Gary Fishman at 212-889-1727 x110 or Kimberly Boshara, 212-889-1727 x106